EXHIBIT 8
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                                   LAW OFFICES
                                 MALONEY & KNOX
                       5225 Wisconsin Ave., NW, Suite 316
                           Washington, D.C. 20015-2014
                        (202) 293-1414 (202) 293-1702 fax

                                  April 8, 1998

Board of Directors
American Bancorporation
1025 Main Street, Suite 800
Wheeling, WV 26003

                           Re:  Registration Statement on Form S-2

Dear Board Members:

         As special federal tax counsel to American Bancorporation Financial Capital Trust I (the "Issuer") and American Bancorporation in connection with the issuance by the Issuer of up to $12,650,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement, and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     MALONEY & KNOX

                                                     By: /s/ Barry C. Maloney
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                                                             Barry C. Maloney